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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to Registration Statement (Form S-4 No. 333-37845) and related Prospectus of Eastern Environmental Services, Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated:


               (i) June 19, 1997 with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in the Company's Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A);
               (ii) September 12, 1997 with respect to the financial statements of Pappy, Inc. included in the Company's Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A);
               (iii) December 12, 1997 with respect to the consolidated financial statements of Pine Grove, Inc. included in the Company's Current Report on Form 8-K dated December 1, 1997 (as amended February 17, 1998 on Form 8-K/A); and
               (iv) February 27, 1998 with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in its Current Report on Form 8-K dated February 27, 1998;

all filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
February 27, 1998